EXHIBIT 99.1

                    WESTERFED FINANCIAL CORPORATION ANNOUNCES
                          INCREASED QUARTERLY DIVIDEND


         Missoula, Montana - June 22, 2000 - WesterFed Financial Corporation (the "Company") (NASDAQ - WSTR), the holding company for Western Security Bank (the "Bank"), announced it will pay a regular cash dividend of $0.17 per share for the quarter ended June 30, 2000. The $0.17 per share will be payable on July 20, 2000 to stockholders of record on July 6, 2000. The regular quarterly cash dividend of $0.17 represents an increase of 3.03% over the prior quarter's regular cash dividend of $0.165 per share. The Company has increased regular cash dividends every quarter since becoming a public company.

         WesterFed Financial Corporation's only subsidiary, Western Security Bank, which is Montana's largest savings bank, operates twenty-seven offices in fourteen Montana communities.

CONTACT: James A. Salisbury, EVP/Treasurer/CFO
                  Ralph K. Holliday, President/CEO
                  (406) 721-5254